Exihbit 99.1

Contact: FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063

Aircastle to Announce Fourth Quarter and Year End Earnings on March 15, 2007

Stamford, CT. March 6, 2007 - Aircastle Limited (NYSE: AYR) announced today that it plans to release its fourth quarter and year end financial results for the period ended December 31, 2006 on March 15, 2007 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Thursday, March 15, 2007 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 704-5381 (from within the U.S.) or (913) 312-1295 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Year End Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, March 22, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code "1840453."

About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of March 5, 2007, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $2.23 billion and $1.44 billion, respectively, for a total of approximately $3.7 billion, including 38 aircraft Aircastle has acquired or committed to acquire from affiliates of Guggenheim Aviation Investment Fund, LP.

For more information regarding Aircastle and to be added to our email distribution list, please visit http://www.aircastle.com.